UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW
YORK




IN RE:                                             In Proceedings For a
                                                   Reorganization Under
        LECHTERS N.Y.C., INC.et al.,               Chapter 11.
                             ------                Case Nos. 01-41432 through
                                                             01-41483 (AJG)
                                    Debtors.          Jointly Administered
                                    -------






                            PERIODIC OPERATING REPORT
                                 FOR THE PERIOD
                      SEPTEMBER 2, 2001 TO OCTOBER 6, 2001

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of his knowledge.

        The undersigned also verifies that, to the best of his knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.


DATED:  October 22, 2001             /s/ Daniel L. Anderton
        Harrison, New Jersey        --------------------------------------------
                                    By:    Daniel L. Anderton
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer



                                            Proskauer Rose LLP
                                            Counsel for the Debtors
                                             and Debtors-In-Possession
                                            1585 Broadway
                                            New York, NY 10036
                                            (212) 969-3000

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                           CONSOLIDATED BALANCE SHEETS
                                 OCTOBER 6, 2001
                             (Amounts in thousands)
                                    UNAUDITED


                             A S S E T S

Current Assets:

        Cash                                           $       732
        Accounts receivable                                 51,724
        Merchandise inventories                                  0
        Prepaid expenses and other current assets            1,356
                                                         ---------
                      Total Current Assets                  53,812

Property and equipment
        Fixtures and equipment                              27,361

        Leasehold improvements                              56,065
                                                        ----------
                                                            83,426
        Less accumulated depreciation and                   83,426
         amortization                                   ----------
        Net property and equipment                               0


Other assets                                                4,283
                                                        ----------
                      Total Assets                      $   58,095
                                                        ==========


        LIABILITIES AND SHAREHOLDERS' DEFICIT

Liabilities not subject to compromise
Current Liabilities:
        Accounts payable                                 $   9,815
        Salaries, wages and other accrued expenses          11,244
        Taxes other than income taxes                           91
        Other current liabilities                              158
                                                        ----------

                      Total Current Liabilities             21,308

Long-Term Debt:
        Secured borrowings under DIP credit facility        36,079
                                                        ----------

                      Total long-term debt                  36,079
                                                        ----------

          Total liabilities not subject to compromise       57,387

Other deferred credits                                           0

Liabilities subject to compromise
        5% Convertible subordinated debentures              36,910
        Accounts payable                                    15,024
        Accrued expenses                                     6,348
        Estimated lease liabilities                         25,110
        Other liabilities                                    2,194
                                                        ----------

           Total liabilities subject to compromise          85,586


Shareholders' deficit
        Convertible preferred stock $100 par value          20,000

        Common stock, no par value                              58
        Additional paid-in-capital                          62,380

        Retained deficit                                  (164,214)
                                                        ----------
                                                           (81,776)
        Less: Treasury stock at cost                       ( 3,102)
                                                        ----------
                     Total Shareholders' Deficit           (84,878)
                                                        ----------
        Total Liabilities and Shareholders' Deficit    $    58,095
                                                        ==========



          See accompanying notes to consolidated financial statements.

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                      CONSOLIDATED STATEMENT OF OPERATIONS
               SEPTEMBER 2, 2001 THROUGH OCTOBER 6, 2001
           (Amounts in thousands, except share and per share amounts)
                                    UNAUDITED


        Sales                                           $   15,926

        Cost of sales                                       18,305
                                                        ----------

        Gross profit/(loss)                                 (2,379)

        Selling, general and administrative expenses         4,556

        Asset impairment                                    33,597
                                                        ----------

        Loss before interest, reorganization items and
             income tax benefit                            (40,532)



        Reorganization items
             Professional fees                                 961
             Severance                                       1,485
                                                        ----------
                                                             2,446


        Loss before interest and tax benefit            (   42,978)

        Net interest expense                                   268
                                                        ----------

        Loss before tax benefit                         (   43,246)

        Tax benefit                                            - -
                                                        ----------

        Net loss                                        (   43,246)

        Tax benefit                                            - -
                                                        ----------

        Net loss                                        (   43,246)

        Preferred stock dividend requirement                    85
                                                        ----------

        Net loss attributable to common shareholders    ($  43,331)
                                                        ==========

        Net loss per common share                       ($    2.83)
                                                        ==========


         See accompanying notes to the consolidated financial statements

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                       CONSOLIDATED STATEMENT OF CASH FLOW
                    SEPTEMBER 2, 2001 THROUGH OCTOBER 6, 2001
                             (Amounts in thousands)
                                    UNAUDITED




Cash flows from operating activities:

    Net loss                                           ($   43,246)

Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization                            693
      Provision for asset impairment                        33,597
      Reversal of deferred rent liability               (    6,914)
      Other                                                     64

          Changes in operating assets
           and liabilities:
            Increase in accounts receivable            (   49,876)
            Decrease in merchandise inventories             61,070
            Decrease in prepaid expenses                        82
            Increase in accounts payable,
              accrued salaries, wages and other accrued
              expenses and taxes other than income taxes     3,257
            Decrease in other assets                         1,720
                                                        ----------


               Net cash used in operating activities           447


Cash flows from investing activities:


               Capital expenditures                           (217)
                                                        ----------


               Net cash used in investing activities          (217)


Cash flows from financing activities:

     (Repayment of )
        Borrowings under the DIP credit facility        (    1,800)
                                                        ----------

               Net cash used in financing activities    (    1,800)
                                                        ----------

Net decrease in cash                                    (    1,570)

Cash and cash equivalents, beginning of period               2,302
                                                        ----------

Cash and cash equivalents, end of period                $      732
                                                        ==========


         See accompanying notes to the consolidated financial statements

                         LECHTERS, INC. AND SUBSIDIARIES
                             (DEBTORS-IN-POSSESSION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.      BASIS OF PRESENTATION

     On May 21, 2001, the Company and its subsidiaries (collectively the "Debtors") filed voluntary petitions (the "Filing") with the United States
Bankruptcy Court for the Southern District of the New York (the "Bankruptcy Court") for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Chapter 11 cases Nos. 01-41432 through 01 41 483
(AJG) have been consolidated for the purpose of joint administration. The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code", and have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which principles, except as otherwise disclosed, assume that assets will be realized and liabilities will be discharged in the normal course of business.

     On October 12, 2001, the US Bankruptcy Court for Southern New York granted a motion, (see note 2), that will result in the liquidation of all of the Company's assets and liabilities. Given the short time frame from the granting of the motion and the issuance of this Trustee's Report, the Company has not completed its evaluation of assets and liabilities to state them at their expected liquidation value on these financial statement. Subsequent financial statements will reflect such adjustments. The enclosed Consolidated Financial Statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the period presented have been included.


     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended February 3, 2001. Due to the seasonal nature of the Company's sales, the results of operations for the period of September 2, 2001 through October 6, 2001, are not necessarily indicative of the operating results for the full year.


2.      SUBSEQUENT EVENT - LIQUIDATION OF ASSETS

     On September 25, 2001, the Debtors filed a motion seeking authorization to, among other things, consummate a sale of their business operations as a going concern, or in the alternative, to conduct going-out-of-business sales ("GOB Sales") at each of their retail locations (the "Stores"). An auction was held on October 4, 2001 at which the Debtors selected Gordon Brothers Retail Capital Partners, LLC, the Great American Group, the Nassi Group, Schottenstein
Bernstein Capital Group LLC and the Buxbaum Group to collectively act as a liquidation agent (the "Agent") and conduct the GOB Sales in the event that the Debtors were unable to consummate by October 12, 2001, a proposed transaction whereby the Debtors' operations would continue as a going concern. The Debtors were unable to consummate the proposed transaction by such date and an order authorizing the Debtors to conduct the GOB Sales was entered by the Court on October 12, 2001. The GOB Sales are ongoing. The impact of this transaction is reflected on the financial statements as a sale of all inventory both at the stores and the distribution centers with the loss recorded as part of a cost of sales and the guaranteed amount of the estimated inventory to be paid by the agent reflected as part of accounts receivable. Additionally, all remaining fixed assets of the Debtors have been impaired with the provision in the amount of $33,597 shown separately on the enclosed financial statements. Any proceeds from sales of fixed assets or any other assets will be reflected on subsequent statements as part of other income/expense. The proceeds of the inventory sales will be used to pay down the DIP Credit Facility and residual amounts together with the proceeds of the Company's remaining assets, will be utilized to pay the expenses of the administration of the Debtors Estate and other claims as may be approved by the Bankruptcy Court.

     It is not expected that there will be residual amounts available for the Convertible Preferred Stock or the Common Shareholders and, therefore, these securities should be considered worthless.


3.      REORGANIZATION CASE

     As a result of the Filing, actions to collect pre-petition indebtedness are stayed and other contractual obligations against the Debtors may not be enforced. In addition, under the Bankruptcy Code, the Debtors may assume or reject executory contracts, including lease obligations. Parties affected by these rejections may file claims with the Bankruptcy Court in accordance with the reorganization process.




4.      DEBTOR-IN-POSSESSION CREDIT FACILITY

     On June 12, 2001, the Bankruptcy Court issued a final order (the "Final DIP Order") that (among other things): approved an $86 million debtor-in-possession senior secured financing facility (the "DIP Credit Facility") to fund the Debtors' ongoing operating needs during its financial restructuring; and ratified certain actions taken by the Company pursuant to the Bankruptcy Court's interim order dated May 22, 2001, which included execution and delivery of a Loan and Security Agreement dated as of May 22, 2001 (the "DIP Loan Agreement"), among the Company, most of its operating subsidiaries, Fleet Retail Finance Inc. ("Fleet") and a group of lenders including Fleet (collectively, the "DIP Lenders"). The Debtors who are not borrowers are guarantors and pledgors under the DIP Credit Facility.


     The Final DIP Order authorized the Company to continue to obtain financing and be obligated under the DIP Loan Agreement and related loan documents and grant security interests to Fleet as agent under the DIP Credit Facility in all of the assets and properties of the Company and the other Borrowers and guarantors (i.e., all of the Debtors) under the DIP Loan Agreement and other loan documents (said liens and security interests excluding the debtors' leasehold interest and certain causes of action arising under the Bankruptcy Code but including the proceeds of leasehold interests). The Final DIP Order provides that in the event of any conflict with the DIP Loan Agreement or any other loan document, the provisions of the Final DIP Order control.

     The Final DIP Order required the Company and other Debtors to repay their obligations under their pre-petition secured credit facility with Fleet and certain other Lenders (the "Pre-Petition Secured Debt"). However, the Final DIP Order provides that the Debtors' repayment of the Pre-Petition Secured Debt is without prejudice to the right of the Official Unsecured Creditors' Committee (the "Committee") for a 120-day period following the Committee's retention of counsel, to seek to avoid any security interest claimed as collateral for the Pre-Petition Secured Debt or the disgorgement of any payment made by the Debtors with respect thereto.

     The Final DIP Order provides that the DIP Credit Facility will be allowed a superpriority administrative expense claim under the Bankruptcy Code, subject only to mandatory fees and expenses, recoveries on avoidance actions and an agreed upon carve-out of $750,000 for professional fees and disbursements and the expenses of the Committee.


     The DIP Loan Agreement provides for a committed revolving line of credit of a maximum of $80,000,000 (the "Revolving Credit") from the DIP Lenders and a Tranche B Senior Secured Subordinated Term Loan of $6,000,000 (the "Tranche B Loans") from Back Bay Funding Capital LLC, as a Junior Secured Tranche B Lender. The DIP Credit Facility matures on the first to occur of: (a) May 31, 2003; (b) upon acceleration of the liabilities thereunder of Fleet, as Agent, following the occurrence of an Event of Default (as defined in the DIP Loan Agreement); or
(c) the Effective Date of a Plan of Reorganization filed in the Company's bankruptcy proceedings.

     The Company's maximum borrowing (the "Borrowing Base") under the DIP Credit Facility may not exceed the lesser of: (a) $86 million (with the Tranche B
Loan); and (b) the total of (i) the cost value of the Company's acceptable inventory, including eligible letter of credit inventory; times the overall inventory advance rate of 83% plus (ii) 85% of the Company's acceptable credit card receivables; minus (iii) applicable carve outs and reserves. As of October 6, 2001, there was $36,079,000 in direct borrowings under the DIP Credit Facility exclusive of letters of credit and the remaining availability (reduced by outstanding letters of credit) was $4,404,000. The DIP Loan Agreement requires a minimum availability of $4,000,000 through December 15, 2001, and $6,000,000 thereafter.

     The DIP Credit Facility contains certain covenants, including limitations on capital expenditures, indebtedness and transactions with affiliates and a prohibition on the payment of dividends, other than scheduled payments of preferred dividends by the Company and dividends paid to the Company by its subsidiaries. The DIP Loan Agreement restricts to $7,500,000 the Company's permitted capital expenditures for any year, and continues the previously agreed upon cash management account with Fleet.

     Advances under the Revolving Credit facility will bear interest per annum at the Fleet base rate plus the applicable margin (1.00% through June 2002 and 0.50% to 1.00% thereafter) or the Eurodollar rate plus the applicable margin (2.75% through June 2002 and 2.25% to 2.75% thereafter), at the Company's option. After June 2002, the applicable margins are determined based upon the Company's excess availability under the DIP Credit Facility.

     The Company pays an unused line fee of 0.50% per annum on the average unused portion of the Revolving Credit facility, a standby letter of credit fee equal to the applicable Eurodollar margin (2.75% through June 2002 and 2.25% to 2.75% thereafter) of the total face amount of each outstanding letter of credit, a documentary letter of credit fee equal to the applicable Eurodollar margin less 50 basis points (2.25% through June 2002 and 1.75% to 2.25% thereafter) per annum of the total face amount of each outstanding letter of credit and certain other fees. The Tranche B Loan bears interest at 16.00% per annum, with the Debtors having the option to pay in kind all or a portion of interest in excess of 13.5% on the first day of each calendar month. The Tranche B Loan required the payment at closing of a commitment fee of 3% of the principal amount of the Tranche B Loan, and provides for, among other things, the payment of an anniversary fee on the first anniversary of the closing equal to 2% of the then outstanding principal balance of the Tranche B Loan in connection with the Event of Default declared by Fleet, the Company's fees have been increased.


     Neither the Final DIP Order nor the DIP Credit Facility permit the Company to repay, prepay, redeem, defease or repurchase its 5% convertible subordinated debentures or other pre-petition indebtedness (other than the Pre-Petition Secured Debt) other than to the extent permitted by a Reorganization Plan approved by the lenders and the Bankruptcy Court.


     The Company and Fleet are currently finalizing an amendment to the DIP Credit Facility pursuant to which, among other things, the Agent would consent, notwithstanding an Event of Default declared by Fleet, (i) to the Company using proceeds from the GOB Sales in excess of amounts necessary to satisfy all liabilities due and owning the Tranche A Lenders (other than reimbursement obligations with respect to outstanding letters of credit and the Tranche A
Early Termination Fee, as such terms are defined in the DIP Credit Facility) solely to fund certain portions of the Company's Winddown Budget during the course of the GOB Sales and (ii) to amend certain provisions in the DIP Credit Facility.

5.      REORGANIZATION ITEMS

     In connection with the Filing and the Company's reorganization proceedings, the Company incurred professional fees and other reorganization related expenses of approximately $2,446,000 for the period September 2, 2001 through October 6, 2001. Professional fees were comprised of the following: legal of $301,000, financial professionals of $157,000, and consultants of $503,000.

     Cash payments related to  reorganization  items for  professional  fees and
other   reorganization   items  were   approximately   $240,000   and   $78,000,
respectively.



6.      REORGANIZATION ITEMS-PROVISION FOR REJECTED EXECUTORY CONTRACTS

     The provision for rejected executory contracts of $10,188,000 reflected on the Consolidated Statement of Operations represents the increase in the estimated liabilities for leases terminated over the $14,922,000 established in the Fourth Quarter of Fiscal Year 2000 for stores closed pursuant to the Company's Strategic Restructuring Plan and is reflected on the Consolidated Balance Sheet as part of the Liabilities Subject to Compromise. The total represents the Company's current estimate of allowable claims for rejected leases under the Bankruptcy Code. These amounts will be subject to revision in the future based on actual claims to be submitted for rejected contracts and leases.


     7.  INTEREST  EXPENSE

     Interest expense reflected on the Statement of Operations represents interest on the DIP Credit Facility. With respect to the 5% Convertible Subordinated Debentures due September 27, 2001, due to the fact that this debt is not secured, as of May 20, 2001 as provided by SOP 90-7, interest expense is no longer accrued for the debentures. For the period September 2, 2001 through October 6, 2001 interest expense on the 5% Convertible Subordinated Debentures would have been $131,000. For the period May 20, 2001 through October 6, 2001 interest expense would have been $657,000 higher had it not been for the provisions of SOP-7.


8.      NET LOSS PER SHARE

     Basic net loss per share data were computed by dividing net loss, reduced by the Convertible Preferred Stock Dividend requirement, by the weighted average number of common shares outstanding during the period September 2, 2001 through October 6, 2001. With respect to diluted net loss per share, stock options, which are potential common shares, were excluded from the weighted average of outstanding shares because inclusion would reduce the loss per share. With respect to the Company's 5% Convertible Subordinated Debentures and the Company's Convertible Preferred Stock, for the purpose of computing diluted net loss per share, the assumed conversion of such debentures and such preferred stock would reduce the diluted loss per share for the period September 2, 2001 through October 6, 2001.

LECHTERS, INC. AND SUBSIDIARIES

DEBTORS-IN-POSSESSION                  CASE NOS. 01-41432 Through 01-41483 (AJG)




SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD
FOR THE PERIOD SEPTEMBER 2, 2001 TO OCTOBER 6, 2001




Gross Wages Paid                                       $ 3,459,891

Payroll Taxes Withheld
     Federal Income Tax                                $   410,625
     FICA                                                  237,628
     State Income Tax                                       88,653
     Disability                                              6,179
     Local Income Tax                                       10,210
                                                       -----------
          Total Payroll Taxes Withheld                  $  753,295
                                                       ===========



Employer Tax Contributions
     FICA                                              $   237,628
     Federal Unemployment                                    6,826
     State Unemployment                                     23,367
                                                       -----------
          Total Employer Tax Contributions             $   267,821
                                                       ===========


Gross Taxable Sales                                    $16,176,710
                                                       -----------

Sales Tax Collected                                    $ 1,114,728
                                                       -----------



Property Taxes Paid on Real
     and Personal Property                             $   383,704
                                                       -----------